UNITED-STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________

FORM 8-K
__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    May 15, 2013

UNITED-GUARDIAN, INC.
(Exact name of Registrant as Specified in Charter)

DELAWARE	1-10526	11-1719724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Marcus Boulevard, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (631) 273-0900

                                    Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 15, 2013. The voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

Election of Directors.  The Company’s stockholders elected the Board’s nominees as Directors of the Company by the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert S. Rubinger	929,467	297,396	2,932,267
Kenneth H. Globus	934,691	292,172	2,932,267
Lawrence F. Maietta	927,847	299,016	2,932,267
Arthur Dresner	1,202,759	24,104	2,932,267
Andrew A. Boccone	1,201,980	24,883	2,932,267
Christopher W. Nolan, Sr.	1,201,872	24,991	2,932,267

Vote on the Appointment of Holtz Rubenstein Reminick LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending December 31, 2013.  The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions
4,096,164	27,501	35,465

Approval, on an advisory basis, of a shareholder vote every year on the compensation paid to the Company’s named officers:

For: 808,799	Against: 37,041	Abstain: 381,023	Broker Non-votes: 2,932,267

Approval, on an advisory basis, of the compensation of the Company’s name executive officers:

For: 781,859	Against: 61,800	Abstain: 383,204	Broker Non-votes: 2,932,267

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED-GUARDIAN, INC.

By:        /s/ Kenneth H. Globus
Name:   Kenneth H. Globus
Title:     President

April 17, 2013